As filed with the U.S. Securities and Exchange Commission on September 16, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARTS iD, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3674868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

Telephone: (866) 909-6699

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Antonino Ciappina

Chief Executive Officer

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

Telephone: (866) 909-6699

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq.

James M. Fischer, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement that we filed to cover the securities has become effective with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2022

PROSPECTUS

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Stock Purchase Contracts

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 in the aggregate of Class A common stock, $0.0001 par value per share (“common stock”), preferred stock, $0.0001 par value per shares (“preferred stock”), debt securities, stock purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities using this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any accompanying prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used by us to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of the securities.

Our common stock is listed on the NYSE American under the symbol “ID”. On September 15, 2022, the last reported sale price of our common stock was $1.16 per share.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any applicable prospectus supplement and any free writing prospectus relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 5 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

To the extent required by applicable law, each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain more information about the securities being offered and the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document automatically modifies and supersedes the earlier statement. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before buying any of the securities being offered.

You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”, and any free writing prospectus that we prepare and distribute.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We may only offer to sell and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “PARTS iD,” “we,” “us,” “our” and similar terms refer to PARTS iD, Inc. (f/k/a Legacy Acquisition Corp.) and its consolidated subsidiaries (including PARTS iD, LLC). References to “Legacy” refer to our predecessor company prior to the consummation of the Business Combination (as defined below).

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 5, before making an investment decision.

Our Company

Business Overview

PARTS iD, Inc. is a technology-driven, digital commerce company on a mission to transform the U.S. automotive aftermarket and the adjacent complex parts markets we serve by providing customers a differentiated customer experience with advanced product search capabilities, proprietary product options, exclusive shop by service type functionality, visually inspired browsing, easy product discovery, rich custom content, an exhaustive product catalog and competitive prices.

We deliver this customer experience vision using our purpose-built technology platform and user interface (UI), proprietary parts and accessories fitment data with more than fourteen billion product and fitment data points powered with machine learning, and a comprehensive product catalog spanning over eighteen million parts and accessories from over one thousand suppliers we partner with across eight verticals.

Our technology platform integrates software engineering with catalog management, data intelligence, mining, and analytics, along with user interface development which utilizes distinctive rules-based parts fitment software capabilities. To handle the ever-growing need for accurate product and parts data, we use cutting-edge computational and software engineering techniques, including Bayesian classification, to enhance and improve data records and product information, and ultimately to contribute to the overall development of a rich and engaging user experience. Furthermore, our technology platform is architected to support much more than just car parts and accessories. We believe that we have demonstrated the flexibility and scalability of our technology by launching seven adjacent verticals, including BOATiD.com, MOTORCYCLEiD.com, CAMPERiD.com, and others in August 2018, all of which leverage the same proprietary technology platform and data architecture.

We believe an increasing portion of the dollars spent on vehicle parts and accessories will be spent online and that there is an opportunity for acquiring more market share in that realm. Our platform business model is designed to grow our net revenue by acquiring new customers as well as stimulating repeat purchases from our existing customers. Through paid and unpaid advertising, we attract new and repeat customers to our sites. We attempt to turn these customers into repeat customers by creating a seamless shopping experience across their entire journey — offering best-in-class product discovery, purchasing, fulfillment and customer service.

There are several key competitive strengths that we believe highlight the attractiveness of our platform business model and underscore how PARTS iD, Inc. is differentiated from its competition, including:

1.	The Company’s distinctive technology, customer-first UI, and proprietary fitment data that enables a differentiated shopping experience for the automotive parts consumer. Unlike any other consumer product category, we believe that the success or failure of selling automotive parts, and especially aftermarket accessories at scale, comes down to rich and comprehensive fitment data. We believe that the Company has been successful at developing its own proprietary fitment database which is not licensed for use to any other person or entity.

2.	We believe that the Company’s product catalog of over eighteen million products and over five thousand brands is unrivaled. Our comprehensive catalog is enriched with over fourteen billion data points, advanced 3D imagery, in-depth product descriptions, customer reviews, installation and fitment guides, as well as other rich custom content specifically catering to the needs of the automotive aftermarket industry and is further complemented by our highly trained and specialized customer service.

3.	The Company’s proprietary and asset-light fulfillment model has enabled us to grow organically without external capital. This platform model is enabled by a network of over one thousand suppliers which we have cultivated relationships with and integrated over the last fifteen years. This has enabled us to further scale our catalog size and to add adjacent verticals which allows us to offer a broader array of product lines over our competitors. Furthermore, our geo-sourcing fulfillment algorithm factors in real-time inventory when available, customer proximity, shipping cost, and profitability to optimize product sourcing. This algorithmic approach allows us to increase fill rate and delivery speed.

4.	The Company’s differentiated customer experience is a result of rich content, wide product range with ease of selection, proprietary fitment data, and highly trained customer service representatives, providing a data-driven engagement platform for discovery and inspiration. This is demonstrated by:

a.	the Company’s Net Promoter Score continues to be between 60 – 70 despite the global supply chain disruptions (primarily due to the COVID-19 pandemic) which began in 2021 and continues today;

b.	the Company’s overall product return rate across all eight verticals is consistently within the range of 5 - 6% versus industry averages of more than 20%; and

c.	repeat customer revenue contributed 37.8% of total revenue for the second quarter of 2022, up from 34.9% in the second quarter of 2021.

The Company has invested fifteen years in building its proprietary platform and we believe that our investment in technology and data has allowed us to expand into adjacent verticals, leveraging a capital-efficient just-in-time inventory model to offer our consumers an extensive selection and customer experience.

Management continues to focus on efforts to drive growth, including product cultivation, vendor optimization, distribution network expansion and marketing diversification with a greater emphasis on the additional adjacent verticals, original equipment (“OE”) and repair parts businesses. We have also been focused on increasing our presence in the DIFM (Do-It-For-Me) segment of the automotive aftermarket industry. More than 5,000 new locations have been added to our tire installation network, an important step in our efforts to build an omnichannel customer experience and attract customers in the $225+ billion DIFM segment to our platform.

Implications of Being a Smaller Reporting Company and an Emerging Growth Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure requirements available to smaller reporting companies.

We also are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies (as defined under Section 2(a) of the Sarbanes-Oxley Act). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earliest of (i) December 31, 2022, the last day of the fiscal year following the fifth anniversary of the completion of Legacy’s initial public offering on November 8, 2017; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which would be the last day of the fiscal year in which the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities in the prior three-year period.

Corporate History

On November 20, 2020 (the “Closing Date”), Legacy Acquisition Corp., our predecessor company (“Legacy”), consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated September 18, 2020 (the “Business Combination Agreement”), by and among Legacy, Excel Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company and directly owned subsidiary of Merger Sub 2 (as defined below) (“Merger Sub 1”), Excel Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub 2”), Onyx Enterprises Int’l, Corp., a New Jersey corporation (“Onyx”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the stockholder representative pursuant to the terms of the Business Combination Agreement.

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger Sub 1 merged with and into Onyx (the “First Merger”), with Onyx surviving as a direct wholly-owned subsidiary of Merger Sub 2, and (b) Onyx merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving as direct wholly-owned subsidiary of the Company (the Mergers, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). On the Closing Date, (i) Legacy changed its name from Legacy Acquisition Corp. to PARTS iD, Inc. and listed its shares of common stock on the NYSE American under the symbol “ID” and (ii) Merger Sub 2 changed its name to PARTS iD, LLC (“PARTS iD, LLC”).

For more information on the Business Combination Agreement, Onyx, and Legacy, please see the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2020 and the Company’s Definitive Information Statement on Schedule 14C filed with the SEC pursuant to Section 14 of the Exchange Act on October 30, 2020 (the “Information Statement”).

Corporate Information

Our corporate mailing address is 1 Corporate Drive, Suite C, Cranbury, New Jersey 08512. Our telephone number is (866) 909-6699, and our website is www.partsidinc.com. The information on our website is not part of this prospectus. The information contained in or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus. Any information about us on LinkedIn, Twitter or other social media platforms should not be considered part of this prospectus, nor should any information about us posted by others on blogs, bulletin boards, in chat rooms or in similar media.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and any accompanying prospectus supplement that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “project,” “forecast,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “seeks,” “scheduled,” or “will,” and similar expressions are intended to identify forward-looking statements. These statements relate to future periods, future events or our future operating or financial plans or performance, are made on the basis of management’s current views and assumptions with respect to future events, including management’s current views regarding the likely impacts of the COVID-19 pandemic and the conflict in Ukraine. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

●	our future capital requirements;

●	the negative impact that a continuing decline in revenue could have on the Company’s ability to operate a negative working capital business model;

●	our ability to raise capital and utilize sources of cash;

●	our ability to obtain funding for our operations;

●	the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business;

●	competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation;

●	difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations;

●	changes in our strategy, future operations, financial position, estimated revenue and losses, product pricing, projected costs, prospects and plans;

●	the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto;

●	the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services;

●	developments and projections relating to our competitors and industry;

●	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to maintain and enforce intellectual property rights and our ability to maintain our technology position;

●	changes in applicable laws or regulations;

●	the effects of current and future U.S. and foreign trade policy and tariff actions;

●	disruptions in the marketplace for online purchases of aftermarket auto parts;

●	costs related to operating as a public company; and

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

See also the section titled “Risk Factors” in this prospectus and subsequent reports filed from time to time with the SEC, for further discussion of certain risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements. Readers of this prospectus are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This cautionary note is applicable to all forward-looking statements contained in this prospectus.

 RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement or any related free writing prospectus before acquiring any of such securities. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or any related free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to the Company’s Finances

The Company may not generate sufficient cash flows to cover its operating expenses, and any failure to obtain additional capital could jeopardize its operations and the cost of capital may be high.

The Company has a working capital deficiency of approximately $35.6 million and experienced declining revenues. While we have operated with a working capital deficiency since our inception, this combined with declined profitability has caused us to consume approximately $12.3 million in cash from operating activities during the six months ending June 30, 2022. In the event that we are unable to generate sufficient cash from our operating activities or obtain financing, we could be required to delay, reduce or discontinue its operations and ongoing business efforts. Further, if (i) the revenues of the Company continue to decline, (ii) there are unfavorable changes in the credit terms from our key product vendors and credit card providers or (iii) there are changes in the risk assessments conducted by our merchant service providers which result in a hold or reserve on any of our accounts, then any of the foregoing could have an adverse impact on the availability of working capital to the Company. Even if we are able to raise capital, we may raise capital by selling equity securities, which will be dilutive to our existing stockholders. If we incur indebtedness, costs of financing may be extremely high, and we will be subject to default risks associated with such indebtedness, which may harm our ability to continue the Company’s operations. The Company has moderated capital investments and has taken steps to improve profitability. Our ability to meet our obligations as they become due is dependent upon multiple such factors discussed above as well as increased and stabilized profitability.

Risks Related to This Offering and Our Common Stock

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Concentration of ownership among certain stockholders may prevent other stockholders from influencing significant corporate decisions.

As of June 30, 2022, each of Prashant Pathak, Chairman of the Board of Directors of the Company (the “Board”) and a director and President of Onyx Enterprises Canada Inc., Roman Gerashenko and Stanislav Royzenshteyn, beneficially owned, directly or indirectly, approximately 41.9%, 17.8%, and 17.8%, respectively, of our outstanding common stock, and our directors and executive officers as a group beneficially owned approximately 46.3% of our outstanding common stock. As a result of their current holdings, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

The shares of common stock covered by resale registration statements that we have filed, pursuant to which certain stockholders may sell their shares, represent approximately 88.7% of our outstanding common stock as of June 30, 2022. Sales, or the potential sales, of substantial numbers of shares in the public market by those selling stockholders upon termination of applicable contractual lock-up agreements, could increase the volatility of the market price of our common stock or adversely affect the market price of our common stock.

We have never paid dividends on our common stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the Board and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.

Our stock price is volatile, and you may not be able to sell shares of our common stock at or above the price you paid.

The trading price of our common stock is volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

●	actual or anticipated fluctuations in operating results;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

●	issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the transportation industry in general;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our focus on long-term goals over short-term results;

●	the timing and magnitude of our investments in the growth of our business;

●	actual or anticipated changes in laws and regulations affecting our business;

●	additions or departures of key management or other personnel;

●	disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	sales of substantial amounts of the common stock by the Board, executive officers or significant stockholders or the perception that such sales could occur;

●	changes in our capital structure, including future issuances of securities or the incurrence of debt; and

●	general economic, political and market conditions.

In addition, the stock market in general, and the NYSE American in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, the repayment or refinancing of existing indebtedness mergers and acquisitions and other investments. Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

 The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Amended and Restated Bylaws (our “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of our Certificate of Incorporation and our Bylaws in their entirety for a complete description of the rights and preferences of our common stock and preferred stock.

 Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 111,000,000 shares of capital stock, $0.0001 par value per share, consisting of (a) 110,000,000 shares of common stock, including 100,000,000 shares of Class A common stock and 10,000,000 shares of Class F common stock, and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

As of June 30, 2022, we had 34,062,616 shares of Class A common stock outstanding. As of June 30, 2022, we had reserved 6,809,018 shares of Class A common stock for issuance as follows:

	Nature of Reserve	As of June 30, 2022
a.	Indemnification reserve: Upon the expiration of the indemnification period of two years as described in the Business Combination Agreement, subject the payments of indemnity claims, if any, the Company will issue up to 750,000 Common shares to former Onyx shareholders	750,000
b.	EIP reserve: Shares reserved for future issuance under the stockholder approved Parts iD, Inc. 2020 Equity Incentive Plan	4,015,436
c.	ESPP reserve: Shares reserved for future issuance under the stockholder approved Parts iD, Inc. 2020 Employee Stock Purchase Plan	2,043,582
	Total shares reserved for future issuance	6,809,018

Further, pursuant to the Business Combination Agreement, the Sponsor has a right to 1,502,129 shares of Class A common stock should its price exceed $15.00 per share for any thirty-day trading period during the 730 calendar days after the effective date of the Business Combination.

As of June 30, 2022, there were no shares of Class F common stock outstanding, and no shares of Preferred Stock outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, the holders of Class A common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Class A common stock and Class F common stock are entitled to one vote per share, voting together as a single class, on matters to be voted on by stockholders.

Dividends

Subject to the rights of holders of Preferred Stock, holders of Class A common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness incurred.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A common stock, together with holders of Class F common stock, will be entitled to receive an amount of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied, ratably in proportion to the number of shares of Class A common stock (on an as-converted basis with respect to the Class F common stock) held.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund, redemption provisions or conversion provisions applicable to Class A common stock.

Class A Common Stock as Potentially Limited by Issuance of Preferred Stock

The Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of Preferred Stock. The Board is able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A common stock and could have anti-takeover effects. The ability of our Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 15% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued capital stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved capital stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. In addition, our Bylaws require that the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, unless and until our Bylaws are amended in this respect, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and to have consented to these provisions of our Certificate of Incorporation and Bylaws. In addition, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meetings of stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman of the Board.

Advance notice requirements for stockholder proposals and director nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Securities Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No action by written consent

Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Classified Board of Directors

Our Certificate of Incorporation provides that our Board is divided into two classes, Class I and Class II, with members of each class serving staggered two-year terms and that the authorized number of directors may be changed only by resolution of the Board. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors within the class of directors up for election.

Subject to the terms of any Preferred Stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.

We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “- Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

●	The title and type of the debt securities;

●	Any limit on the total principal amount of the debt securities of that series;

●	The price at which the debt securities will be issued;

●	The date or dates on which the principal of and premium, if any, on the debt securities will be payable;

●	The maturity date or dates of the debt securities or the method by which those dates can be determined;

●	If the debt securities will bear interest:

●	The interest rate on the debt securities or the method by which the interest rate may be determined;

●	The date from which interest will accrue;

●	The record and interest payment dates for the debt securities; and

●	The first interest payment date;

●	The place or places where:

●	We can make payments on the debt securities;

●	The debt securities can be surrendered for registration of transfer or exchange; and

●	Notices and demands can be given to us relating to the debt securities and under the applicable indenture;

●	Any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

●	Any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

●	Whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;

●	If the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

●	Whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “- Book-Entry, Delivery and Form” will not apply to such global securities - a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

●	Whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

●	Whether any additional amounts will be payable;

●	The denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;

●	Any portion of the principal amount of debt securities that shall be payable upon acceleration;

●	The currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

●	Any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

●	Whether the provisions described below under the heading “- Defeasance” will not apply to the debt securities;

●	Any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

●	Any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

●	The identity of the trustee, security registrar and paying agent for the debt securities;

●	Any material tax implications of the debt securities;

●	Any special provisions relating to the payment of any additional amounts on the debt securities; and

●	Any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Exchange and Transfer

At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “- Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

We will not be required to:

●	Issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

●	Register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

●	By check mailed to the address of the person entitled to payment as shown on the security register; or

●	By wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.

Redemption and Repayment of Debt Securities

Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.

A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.

Consolidation, Merger or Sale

Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

●	The resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

●	Immediately after giving effect to the transaction, no event of default under the applicable indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

●	A change in the stated maturity date of any payment of principal or interest;

●	A reduction in payments due on the debt securities;

●	A change in the place of payment or currency in which any payment on the debt securities is payable;

●	A limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

●	A reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

●	A reduction in the requirements contained in the applicable indenture for quorum or voting;

●	A limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

●	A modification of any of the foregoing requirements contained in the applicable indenture.

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

●	A default in the payment of the principal of or any premium or interest on any debt securities of that series; or

●	A default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

●	Failure to pay interest on any debt security of that series for 30 days after the payment is due;

●	Failure to pay the principal of or any premium on any debt security of that series when due;

●	Failure to deposit any sinking fund payment on debt securities of that series when due;

●	Failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

●	Certain events in bankruptcy, insolvency or reorganization; or

●	Any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

●	Conducting any proceeding for any remedy available to the trustee; or

●	Exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

●	The holder has previously given the trustee written notice of a continuing event of default with respect to that series;

●	The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

●	The trustee has not started such proceeding within 60 days after receiving the request; and

●	The trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

●	We deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

●	We deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and

●	If the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

●	Monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or

●	Direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

●	The applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

●	Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “- Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.

 If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

●	Any liability for federal, state, local or other taxes owed or owing by us;

●	Our indebtedness to any of our subsidiaries;

●	Our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

●	Any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

●	The payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and

●	Payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

●	The holders of subordinated debt securities,

●	Together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

 If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

●	The payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

●	Payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.

●	Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “- Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

●	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

●	At any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

●	We in our sole discretion determine that such global security will be exchangeable for definitive securities in registered Form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

●	An event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

●	Any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

●	Any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

●	The maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:

●	If applicable, a discussion of material U.S. federal income tax considerations; and

●	Any other information we think important about the stock purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	The number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	The designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	The principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	The date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	The terms of any rights to redeem or call the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	A discussion of certain United States federal income tax consequences applicable to the warrants; and

●	Any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	Vote, consent or receive dividends;

●	Receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	Exercise any rights as stockholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	The date of determining the security holders entitled to the rights distribution;

●	The aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	The exercise price;

●	The conditions to completion of the rights offering;

●	The date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	A discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	The title of the series of units;

●	Identification and description of the separate constituent securities comprising the units;

●	The price or prices at which the units will be issued;

●	The date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	A discussion of certain United States federal income tax considerations applicable to the units; and

●	Any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NYSE American, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities by us will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.partsidinc.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which incorporates by reference certain portions of our definitive proxy statement for our 2022 Annual Meeting of Stockholders filed on April 29, 2022;

(2)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;

(3)	Our Current Reports on Form 8-K filed on June 21, 2022 and June 23, 2022; and

(4)	The description of our Class A Common Stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

+1 (866) 909-6699

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PARTS iD, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 included in this prospectus and registration statement have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PARTS iD, Inc.

$100,000,0000

Preferred Stock
Common Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units

PROSPECTUS

       , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses, all of which will be paid by the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated, except the registration fee required by the Securities and Exchange Commission:

Securities and Exchange Commission Registration Fee		$9,270
Fees and Expenses of the Trustee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
FINRA Filing Fees		*
Rating Agency Fees		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

The registrant’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) provide that the registrant shall, to the fullest extent permitted by applicable law, as amended, which includes Section 145 of the DGCL, as amended, (i) indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the registrant or, while a director or officer of the registrant, is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such Proceeding; and (ii) pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition, provided that any payments in advance of the final disposition of the Proceeding shall be made only upon the registrant’s receipt of a certain undertaking by the person indemnified to repay all amounts advanced if such person is determined not to be entitled to such indemnification.

The Certificate of Incorporation also provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation is not permitted under the DGCL, as amended, unless a director violated its duty of loyalty to the registrant or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

The registrant maintains a general liability insurance policy which covers certain liabilities of the registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors and officers.

The registrant has entered into indemnification agreements (the “Indemnification Agreements”) with each of its officers and directors. Each Indemnification Agreement provides for indemnification by the registrant of certain expenses, judgments, liabilities, settlement amounts and costs and the advancement of certain expenses, each to the fullest extent not prohibited by applicable law, relating to claims, suits or proceedings arising from the director’s or officer’s service to the registrant.

 Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

2.1	Share Exchange Agreement, dated as of August 23, 2019, by and between the Company and Blue Valor Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2019)

2.2	First Amendment to Share Exchange Agreement, dated as of September 27, 2019, by and between the Company and Blue Valor Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 8, 2019)

2.3	Amended and Restated Share Exchange Agreement, dated as of December 2, 2019, by and between Blue Valor Limited, a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group Ltd. and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 2, 2019)

2.4	First Amendment to the Amended and Restated Share Exchange Agreement, dated March 13, 2020, by and between Legacy Acquisition Corp. and Blue Valor Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 13, 2020)

2.5	Business Combination Agreement among Legacy Acquisition Corp., Excel Merger Sub I, Inc., Excel Merger Sub II, LLC, and Onyx Enterprises Int’l Corp., and Shareholder Representative Services LLC, dated as of September 18, 2020 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 22, 2020)

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed on November 23, 2020)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on November 23, 2020)

4.3	Description of Registered Securities (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed on March 14, 2022)

4.4**	Form of Preferred Stock Certificate

4.5**	Form of Senior Indenture

4.6**	Form of Subordinated Indenture

4.7**	Form of Warrant Agreement

4.8**	Form of Warrant

4.9**	Form of Rights Agent Agreement (including form of Rights Certificate)

4.10**	Form of Unit Agreement (including form of Unit Certificate)

4.11**	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate)

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of PARTS iD, Inc. (f/k/a Legacy Acquisition Corp.)

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24*	Power of Attorney (included on Signature Page of Registration Statement)

25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Senior Indenture filed as Exhibit 4.5 above

25.2***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Subordinated Indenture filed as Exhibit 4.6 above

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document incorporated by reference into this registration statement at a later date, in connection with a specific offering.
***	To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on September 16, 2022.

PARTS iD, INC.

By:	/s/ Antonino Ciappina
Antonino Ciappina
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Antonino Ciappina and Kailas Agrawal, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antonino Ciappina	Chief Executive Officer	September 16, 2022
Antonino Ciappina	(Principal Executive Officer)

/s/ Kailas Agrawal	Chief Financial Officer	September 16, 2022
Kailas Agrawal	(Principal Financial Officer and Principal Accounting Officer)

/s/ Prashant Pathak	Chairman of the Board of Directors	September 16, 2022
Prashant Pathak

/s/ Aditya Jha	Director	September 16, 2022
Aditya Jha

/s/ Darryl T.F. McCall	Director	September 16, 2022
Darryl T.F. McCall

/s/ Rahul Petkar	Director	September 16, 2022
Rahul Petkar

/s/ Edwin J. Rigaud	Director	September 16, 2022
Edwin J. Rigaud

/s/ Ann M. Schwister	Director	September 16, 2022
Ann M. Schwister

/s/ Richard White	Director	September 16, 2022
Richard White